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PAUL, WEISS, RIFKIND, WHARTON, & GARRISON


          [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON, & GARRISON]

                                                                November 9, 1998

Golden State Holdings Inc.
135 Main Street
San Francisco, CA 94105

                          Golden State Holdings Inc.
            Registration Statement on Form S-1 (File No. 333-64597)
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Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-1 (the "Registration Statement") referred to above filed by Golden State Holdings Inc. (formerly known as New First Nationwide Holdings Inc.), a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations under the Act (the "Securities Act Rules"), we have been requested to furnish our opinion as to the legality of the securities being registered by the Registration Statement. The Registration Statement covers (i) up to $250,000,000 aggregate principal amount of the

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PAUL, WEISS, RIFKIND, WHARTON, & GARRISON

Golden State Holdings Inc.                                                    2

Company's Floating Rate Notes Due 2003 (the "Floating Rate Exchange Notes"),
(ii) up to $350,000,000 aggregate principal amount of the Company's 6 3/4% Senior Notes Due 2001 (the "6 3/4% Exchange Notes"), (iii) up to $600,000,000 aggregate principal amount of the Company's 7% Senior Notes Due 2003 (the "7% Exchange Notes") and (iv) up to $800,000,000 aggregate principal amount of the Company's 7 1/8% Senior Notes Due 2005 (the "7 1/8% Exchange Notes" and, together with the Floating Rate Exchange Notes, the 6 3/4% Exchange Notes, and the 7% Exchange Notes, the "Exchange Notes") to be issued under the Indenture, dated as of August 6, 1998 (the "Indenture"), between GS Escrow Corp., a Delaware corporation ("GS Escrow"), and The Bank of New York, as trustee (the "Trustee"), as supplemented by (i) the First Supplemental Indenture, dated as of August 6, 1998 (the "First Supplemental Indenture"), between GS Escrow and the Trustee, (ii) the Second Supplemental Indenture, dated as of August 6, 1998 (the "Second Supplemental Indenture") between GS Escrow and the Trustee,
(iii) the Third Supplemental Indenture, dated as of August 6, 1998 (the "Third Supplemental Indenture") between GS Escrow and the Trustee, (iv) the Fourth Supplemental Indenture, dated as of August 6, 1998 (the "Fourth Supplemental Indenture"), between GS Escrow and the Trustee and (v) the Fifth Supplemental Indenture, dated as of September 11, 1998 (the "Fifth Supplemental Indenture" and, together with the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the "Indentures"), between GS

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PAUL, WEISS, RIFKIND, WHARTON, & GARRISON

Golden State Holdings Inc.                                                    3

Escrow, the Company and the Trustee, and as contemplated by the Registration Agreement, dated July 30, 1998 (the "Registration Agreement"), by and among GS Escrow, the Company and the other signatories to it. On September 11, 1998, the Company assumed the obligations of GS Escrow Corp. under each of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture.

                  In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Indentures, the form of Floating Rate Exchange Note included as Exhibit B to the First Supplemental Indenture, the form of 6 3/4% Exchange Note included as Exhibit B to the Second Supplemental Indenture, the form of 7% Exchange Note included as Exhibit B to the Third Supplemental Indenture and the form of 7 1/8% Exchange
Note included as Exhibit B to the Fourth Supplemental Indenture (collectively, the "Documents"). We also have examined those corporate records and other instruments as we have deemed necessary or appropriate and those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the documents listed above, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against all parties to them (other than the Company in the case of the Indentures and the Exchange Notes), the authenticity of all documents submitted to us

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PAUL, WEISS, RIFKIND, WHARTON, & GARRISON

Golden State Holdings Inc.                                                     4

as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents.

                  In expressing the opinions set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in any of the Documents and upon certificates of public officials and officers of the Company. We also have assumed that (i) the Floating Rate Exchange Notes will be in the form of Exhibit B to the First Supplemental Indenture, (ii) the 6 3/4% Exchange Notes will be in the form of Exhibit B to the Second Supplemental Indenture, (iii) the 7% Exchange Notes will be in the form of Exhibit B to the Third Supplemental Indenture and (iv) the 7 1/8% Exchange Notes will be in the form of Exhibit B to the Fourth Supplemental Indenture, and that any information omitted from those forms and indicated by a blank space has been properly added.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that the Exchange Notes to be issued under the Indentures, when issued, authenticated and delivered as provided in the Indentures and as contemplated by the Registration Statement, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent

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PAUL, WEISS, RIFKIND, WHARTON, & GARRISON

Golden State Holdings Inc.                                                    5

conveyance or transfer, moratorium or other similar laws now or later in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  The opinions in this letter are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.

                  We hereby consent to the use of our name in the Registration Statement and in the related Prospectus as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or the Securities Act Rules.

                                              Very truly yours,

                               /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
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                               PAUL, WEISS, RIFKIND, WHARTON, & GARRISON